SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

Sterling Mining Company
(Exact name of registrant as specified in its charter)

Idaho
(State or Other Jurisdiction of Incorporation or Organization)

000-51669	82-0300575
(Commission File Number)	(I.R.S. Employer Identification Number)

2201 N. Government Way, Ste E
Coeur d’Alene, ID 83814
(Address of principal executive offices including zip code)

(208) 666-4070
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant

On January 16, 2009, Moore & Associates, Chartered, (the “Accountant”), the independent accountant for Sterling Mining Company engaged to audit the financial statements for year ended December 31, 2008, resigned as Sterling Mining’s independent accountant.

Sterling Mining’s management represents as follows:

 (a)       During Sterling Mining’s most recent quarter and the subsequent interim period through the date of resignation, there were no disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Accountant would have caused it to make reference to the subject matter of the disagreement in its reports.

(b)       During the quarter and the subsequent interim period through the date of resignation there were no "reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, report.

No successor accountant has been selected or engaged at this time.

Item 9.01	Financial Statements and other exhibits

The following are filed as exhibits to this report:

ExhibitNo.	Description of Document

16.1	Letter from Moore & Associates, Chartered

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING MINING COMPANY

Dated: March 23, 2009	By:	/s/ Roger A. Van Voorhees
Roger A. Van Voorhees
President/Chief Executive Officer